UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2023

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pilot House - Lewis Wharf, 2 Atlantic Avenue	6th Floor Boston, MA	02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 586-3900

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2023, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Thomas J. Riga, President and Chief Executive Officer of the Company, effective as of April 11, 2023. The Employment Agreement has a term of one year and replaces Mr. Riga’s prior Employment Agreement, dated as of April 10, 2018, which will expire by its terms on April 10, 2023.

Pursuant to the Employment Agreement, Mr. Riga will be entitled to receive an annual base salary of $735,000 as compensation for his services. Mr. Riga will also be eligible to receive an annual cash bonus equal to 70% of his salary, based on the performance of the Company and Mr. Riga relative to performance objectives or other metrics the Board of Directors of the Company may deem appropriate. Mr. Riga will also be eligible to receive grants under any long-term equity-based incentive compensation plans established or maintained by the Company for its senior executive officers, subject to the terms and conditions of the applicable plans and award documents with respect to such grants.

In the event Mr. Riga is terminated by the Company for Cause (as defined in the Employment Agreement), or if Mr. Riga terminates his employment without Good Reason (as defined in the Employment Agreement), Mr. Riga will be entitled to any unpaid base salary and benefits accrued through the date of termination.

In the event Mr. Riga is terminated by the Company without Cause, or if Mr. Riga terminates his employment with Good Reason, Mr. Riga will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as the following severance benefits: (i) two times the sum of (a) Mr. Riga’s base salary then effect and (b) Mr. Riga’s target bonus for the calendar year in which the termination date occurs, (ii) an amount equal to Mr. Riga’s target bonus for the calendar year in which the termination date occurs, prorated based on the number of days Mr. Riga was employed by the Company during such calendar year, and (iii) 18 months of Company-paid continued coverage for Mr. Riga and his dependents under the Company’s existing health and benefit plans. Mr. Riga will also immediately vest in all options, restricted stock and other equity incentive compensation, and will vest in his performance-based awards pro rata based on Mr. Riga’s target award for such performance-based awards and the number of days he was employed by the Company during the applicable performance period, irrespective of actual performance.

All severance payments due to Mr. Riga’s termination without Cause or with Good Reason are subject to the execution and delivery of a general waiver and release of claims within 60 days of the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: April 3, 2023	By:	/s/ Nora E. Brennan
Nora E. Brennan
Executive Vice President and Chief Financial Officer